UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 16, 2006

MEDirect Latino, Inc.
(Exact name of small business issuer as specified in its charter)

Florida	000-51795	20-1327083
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 West Atlantic Boulevard, Suite 101, Pompano Beach, FL 33069
(Address of principal executive offices)

954-321-3540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Offices; Election of Directors;
Appointment of Principal Officers

On October 16, 2006, the Company received the resignations of Thomas Johansen, Tomas Erban and Julio Pita as members of the Company’s board of directors. The Company requested the resignations of the board members on October 13, 2006

The requested resignations were a result of disagreements between the directors with respect to the management of the Company. At the time the resignations were received by the Company, management had also just received a Consent in Lieu of Special Meeting of Shareholders whereby a majority of the shareholders of the Company had elected to remove the same directors. The Company has elected to accept the resignations in lieu of the shareholder action to remove the directors.

Copies of all written correspondence has bee filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number  Description

17.1   Notification of Resignation of Directors in letter from
Rene V. Murai, Esq., dated October 12, 2006
17.2   Company Response to Notification of Resignation,
dated October 13, 2006
17.3   Resignations of Directors, dated October 16, 2006
17.4   Company’s acceptance of resignations
17.5   Company’s letter to request reconsideration of terms
of resignation, dated October 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDirect Latino, Inc.,

Date: October 18, 2006	By:	/s/ Debra L. Towsley

President